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                                                                       EXHIBIT 5
                                 March 15, 2001


Board of Directors
Oriental Financial Group Inc.
Monacillos 1000
San Roberto Street
Rio Piedras, Puerto Rico 00926

Ladies and Gentlemen:

         As counsel to Oriental Financial Group Inc., a Puerto Rico corporation (the "Company"), we have been requested to render this opinion and consent for its filing as Exhibits 5 and 23.1 to the Company's Registration Statement on Form S-8 (the "Registration Statement"), which is being filed with the Securities and Exchange Commission.

         The Registration Statement covers 400,000 shares of common stock of the Company, par value $1.00 per share, which may be sold by the Company upon the exercise of options to be granted pursuant to the Oriental Financial Group 2000 Incentive Stock Option Plan (the "Plan") filed as Exhibit 4 to the Registration Statement.

         We have examined the Certificate of Incorporation, as amended, and Bylaws of the Company, the Plan and related minutes of actions taken by the Board of Directors and the stockholders of the Company, and such other documents and records as we have deemed appropriate. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies of originals.

         Based on the foregoing, we are of the opinion that the shares to be issued under the Plan, when issued in accordance with the terms and conditions of the Plan and the options thereunder,


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Board of Directors
Page 2
March 15, 2001

against payment of the consideration therefor, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. This consent is not to be construed as an admission that we are within the category of persons whose consent is required under Section 7(a) of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                       Very truly yours,

                                       /s/ McConnell Valdes